Exhibit 10.22

Strategic Cooperation Framework Agreement

This Strategic Cooperation Framework Agreement (this “Agreement”) is entered into by and between the following Parties in Shanghai on August 27, 2018:

Party A: Shanghai Dongfang Newspaper Co., Ltd.

Party B: Shanghai Jifen Culture Communications Co., Ltd.

The Paper, an all-media news and information platform operated by Party A which mainly publishes original journalism, has obtained the Class I qualification for Internet news and information service. It produces and aggregates high-quality contents of current affairs, opinions, finance, economy and culture for Chinese Internet users 24/7, aiming at building an operation platform in China for all-media contents production and all-media products innovation and services.

Qutoutiao, a leading Chinese mobile platform operated by Party B which aggregates information and pan-entertainment contents, is committed to providing high-quality digital contents and best content consumption experience to the vast Chinese mobile Internet users, especially those in the third-tier and the fourth-tier cities and other lower-end markets.

After full and amicable consultation, the Parties agree to coordinate in terms of their respective strategic layouts, user resources, capabilities and advantages to build up a multi-level and multi-dimensional strategic cooperation, and agree as follows in respect of such cooperation:

Article 1    Principles of Cooperation

The principles of cooperation are voluntariness and win-win, equality and mutual benefits, complementary advantages and joint development.

Article 2    Cooperation Objectives

Both Parties shall fully exert their respective advantages in regions, users, contents and other aspects, establish an in-depth cooperation mechanism and an internal channel for communication, and build an in-depth strategic cooperation model with mutual priority and mutual and win-win benefits in terms of the contents, promotion, traffic, data, technology and internal control, in order to realize joint development and win-win cooperation.

Article 3    Scope of Cooperation

(I)	The Parties will conduct in-depth cooperation in texts, pictures, short videos and other contents

The Parties will execute a content cooperation agreement for cooperation including but not limited to the following:

1.

Party A will authorize Party B to use original works from The Paper, including original articles, news reports, videos and other works that are drafted or shot by editors and journalists of The Paper, and publish such original works through its products such as Qutoutiao and other platforms;

2.	Party B will expand the exposure of Party A’s contents on The Paper through Qutoutiao and other platforms;

3.	The Parties will conduct cooperation in other forms and separately enter into specific agreements thereon.

(II)	The Parties will explore the cooperation in data analysis and AI technology

The Parties will share content distribution, data collection and analysis, content and advertising personalization, targeted recommendation and other relevant technologies and product functions to the extent permitted by laws, including the laws in respect of users’ privacy protection.

(III)	The Parties will explore the cooperation in advertising, on- and off-line promotion

1.	Party A plans to open a special theme under the themed column in its App to display the brand of and promote Party B’s products during the term of cooperation.

2.

The Parties plan to strengthen the cooperation in advertising, specifically including without limitation: (a) each Party may create advertising slots satisfying the other Party’s technological specifications, the operation model of which shall be determined upon discussion between the Parties； (b) Party B shall connect the performance-based advertising resources of Party A on The Paper to its programmatic automated bidding advertising platform to enhance the realization efficiency of The Paper.

3.	The Parties will tap their respective advantages to jointly plan the themes and cooperate in hosting on- and off-line events.

(IV)	The Parties will explore the cooperation in co-production of contents

1.	After the execution of this Agreement, the Parties will explore the cooperation methods of co-production of contents, etc.

2.	The Parties shall execute a specific implementation agreement after further discussion on specific matters in respect of co-production, such as rights allocation and content selection.

(V)	Joint exploration of the Parties on the introduction of government affairs service platforms and expansion of cooperation

After the execution of this Agreement, Party A will make use of its traditional advantages in exploring the government affairs service platforms and actively seek the specific methods and ways of joint exploration in collaboration with Party B.

(VI)	Establish cooperation mechanism of content censorship

After the execution of this Agreement, the Parties will establish a cooperation mechanism in terms of content censorship, risk control and value orientation, etc. Party A will appoint a professional team of content management to provide Party B with consultative services. Such team will provide Party B with professional guidance in terms of content censorship, perfect Party B’s content censorship system, enhance the compliance and give directions to the positive orientation of contents on Party B’s platforms. The Parties will separately enter into specific agreements thereon.

After the execution of this Agreement, the Parties will conduct negotiation in respect of the above cooperation matters as soon as possible, and separately enter into specific agreements thereon. The determination and implementation of the cooperation contents shall be subject to such specific agreements.

Article 4    Working Mechanism

1.	The Parties agree to establish a mechanism for regular communications between the senior management of the Parties to jointly discuss the major issues in cooperation.

2.

The standing bodies for promoting and implementing the strategic cooperation of Party A and Party B will be led by Huang Wufeng and Xiao Houjun respectively. The relevant business departments of the Parties will establish a coordination team to develop and refine the strategic cooperation plans, coordinate resources, and implement specific cooperation matters.

Article 5    Term of Cooperation

The term of cooperation hereunder shall commence on the execution date hereof and end on the date on which the Parties sign a written termination agreement. This Agreement shall not be modified or terminated during the term hereof without the written consent of both Parties. If this Agreement is required to be modified or terminated due to the adjustment of policies, laws or regulations or other reasons, the Parties shall consult with each other and sign a written supplementary agreement or a termination agreement.

Article 6    Confidentiality

During the cooperation, neither Party shall disclose any technical or financial information or other trade secrets provided by the other Party, this Agreement or the development planning, plans or other information of the other Party it obtains during the cooperation to any third party or use the same for any purpose other than for this Agreement without the other Party’s written consent. This confidentiality clause shall survive the termination, expiration, invalidity, revocation or rescission of this Agreement. Where either Party fails to perform its confidentiality duties, the breaching Party shall compensate the non-breaching Party for all losses arising therefrom.

Either Party hereto shall and shall procure the subsidiaries and affiliates controlled by it to seek the opinions of and obtain the written consent from the other Party prior to making or preparing to make any media report, public statement or disclosure relating to the transactions, documents and descriptions of any cooperation between or interests allocation of Party A and Party B (including their respective affiliates) and relating to any other information in connection with Party A and/or Party B. Notwithstanding the foregoing, each Party may make any announcement, information disclosure or notice as required by applicable laws, regulatory authorities or the rules and regulations of any relevant securities exchanges, provided that the Party obliged to make such announcement, information disclosure or notice shall, to the extent reasonably practicable, consult with the other Party in respect of the information to be disclosed prior to its performance of such obligations.

Article 7    Provisions on Intellectual Property

1.	The execution and performance hereof shall not affect the Parties’ ownership of their respective existing intellectual property.

2.	The Parties agree and acknowledge that, for the purpose of achieving the relevant cooperation hereunder, during the term of cooperation as specified in Article 5 hereof:

(1)

without the prior written consent of Party A, Party B shall not and shall procure the affiliates or subsidiaries controlled by it not to use (i) the trademarks, trade names or marks containing “澎湃” or “The Paper”, (ii) the trademarks, trade names or marks normally used by Party A and its affiliates of which Party B is notified in writing in advance, even if “澎湃” or “The Paper” is not contained therein, and/or (iii) the registered trademarks of Party A and its affiliates. Party B shall not hold itself out as a partner of Party A or Party A’s affiliates or make similar statements, unless with the prior written consent of Party A.

(2)

Without the prior written notice of Party B, Party A shall not and shall procure the affiliates or subsidiaries controlled by it not to use (i) the trademarks, trade names or marks containing “基分”, “趣头条”, “趣”, “趣多拍”, “米读”, “有读小说”, “趣字浏览器”, “趣看点”, “趣阅”, “趣评”, “趣刊”,“趣论”, “Qutoutiao” or “QTT”, (ii) the trademarks, trade names or marks normally used by Party B and its affiliates of which Party B is notified in writing in advance, even if “基分”, “趣头条”, “趣”, “趣多拍”, “米读”, “有读小说”, “趣字浏览器”, “趣看点”, “趣阅”, “趣评”, “趣刊”,“趣论”, “Qutoutiao” or “QTT” is not contained therein, and/or (iii) the registered trademarks of Party B and its affiliates.

3.	Notice and Delivery

1. Each Party appoints the following contact as its authorized representative and recipient, who has the right to take all actions in accordance with this Agreement and its corporate decisions, unless it informs the other Party in writing of the changes thereof.

2. Unless otherwise agreed by the Parties, all notices under this Agreement shall be sent by fax, courier service, registered mail or email. Notices and correspondences between the Parties shall be sent to the addresses, fax numbers or email addresses set out below (or such other address, fax number or email address as notified by a Party in writing to the other Party at least seven (7) days in advance):

Party A: Shanghai Dongfang Newspaper Co., Ltd.

Address: 10/F, No. 839 Middle Yan’an Road, Shanghai

Contact: [REDACTED]

Telephone: [REDACTED]

E-mail: [REDACTED]

Party B: Shanghai Jifen Culture Communications Co., Ltd.

Address: 11/F, Block 3, XingChuang Technology Center, Shen Jiang Road 5005, Pudong New Area, Shanghai

Contact: [REDACTED]

Telephone: [REDACTED]

Email: [REDACTED]

3. Any notice sent or delivered in accordance with the foregoing shall be deemed to have been sent or delivered (1) upon the signature for confirmation of receipt by the recipient of such notice if it is sent by courier service or by hand; (2) upon the transmission of such notice to the fax number above or email address with successful delivery confirmation if it is sent by fax or email; or (3) on the fifth (5) calendar day after posting if it is sent by registered mail, postage prepaid.

Article 8    Miscellaneous

1. The Parties shall perform this Agreement as agreed. If either Party (“Breaching Party”) breaches the provisions of this Agreement, the non-Breaching Party shall have the right to immediately require the Breaching Party to make corrections and/or undertake the liability for breach. If the Breaching Party fails to make corrections within 15 days after receiving a written notice from the non-Breaching Party, the non-Breaching Party has the right to unilaterally terminate this Agreement, and to require the Breaching Party to make compensation for all losses arising therefrom.

2. This Agreement shall be governed by the laws of mainland of the People’s Republic of China (excluding the provisions on conflict of laws). Any dispute between the Parties arising in the implementation of specific cooperation shall firstly be resolved through friendly consultation, failing which the Parties agree to initiate legal proceedings before the people’s court at the place where Party A is located.

3. This Agreement shall be made in two copies, with each Party holding one copy. Both copies shall have the same legal effect. This Agreement shall become effective upon signature and affixing of the company seal or contract seal by the legal representatives or the authorized representatives of the Parties.

(No content below)

(No content; signature page of the Strategic Cooperation Framework Agreement)

Party A: Shanghai Dongfang Newspaper Co., Ltd.

Legal Representative (or Authorized Representative):

/s/ Xiang Xu

Party B: Shanghai Jifen Culture Communications Co., Ltd.

Legal Representative (or Authorized Representative):

/s/ Sihui Chen